Exhibit 10.8

NOTE: The information designated by a bracketed asterisk [*] has been omitted pursuant to a request for confidential treatment and has been filed separately with the Securities and Exchange Commission.

AFFYMETRIX

CONFIDENTIAL; NOT FOR DISTRIBUTION

December 27, 2006

Thomas Palay, Ph.D., J.D.

Vice Chairman

NimbleGen Systems, Inc.

One Science Court

Madison, Wisconsin 53711

Re: First Amendment to the Commercial Use License Agreement between Affymetrix, Inc. (“Affymetrix”) and NimbleGen Systems, Inc. (“NimbleGen”) dated September 26, 2006

Dear Dr. Palay:

The Commercial Use License Agreement between Affymetrix and NimbleGen dated September 26, 2006 (the “Agreement”) is hereby amended as follows upon execution of this letter by NimbleGen, and effective as of December 27, 2006 (the “First Amendment Effective Date”). My signature below constitutes execution of this First Amendment on behalf of Affymetrix.

1.	A new sentence is added to the end of Subsection 1.2, as follows:

Affymetrix Patent Rights do not, however, include patent rights arising from any claim of any Affymetrix patent or patent application to the extent that such claim covers Affymetrix’ Molecular Inversion Probe technology (a technology for solution-based multiplex DNA amplification).

2.	A new Subsection 1.11A is hereby inserted after Subsection 1.11, as follows:

1.11A “First Amendment Effective Date” means December 27, 2006.

3.	Subsection 1.13 is hereby deleted in its entirety and replaced with the following:

1.13 “Licensed Fields” means research use and, on and after December 26, 2007, Limited Oligo-Copy Number Diagnostic Use. For clarity and without limiting the foregoing, and notwithstanding any other provision in this Agreement to the contrary, the Licensed Field shall not include (i) sale, license, or other transfer of a Database, (ii) any Diagnostic Use (other than a Limited Oligo-Copy Number Diagnostic Use on and after December 26, 2007), or (iii) any Applied Genomics Use.

Consistent with the above amendment of Subsection 1.13, all references in the Agreement to “Licensed Field” shall be understood to refer to “Licensed Fields.”

4.	Subsection 1.14 is hereby amended to add at the end of such subsection the following:

“Licensed Products” also includes nucleic acids cleaved or eluted from Nucleic Acid Arrays by NimbleGen (hereafter, “Cleaved Nucleic Acids”) to the extent covered by a claim included within the Affymetrix Patent Rights.

5.	A new Subsection 1.15A is hereby inserted after Subsection 1.15, as follows:

1.15A “Limited Oligo-Copy Number Diagnostic Use” means a Diagnostic Use limited to molecular cytogenetic screening to determine differences in numbers of copies of segments of any or all chromosomes or mitochondria1 DNA between human subject DNA and human reference DNA. For clarity and without limiting the foregoing, and as non-limiting examples only, Limited Oligo-Copy Number Diagnostic Use does not include any use (i) employing microarray probes consisting of BAC’s, PAC’s, YAC’s, cosmids, fosmids, or other large inserts of DNA clones; (ii) involving high resolution genotyping such as reporting of single nucleotide polymorphisms (SNPs) or SNP haplotypes; or (iii) involving sequencing or re-sequencing. For clarity, and without limiting the foregoing, NimbleGen may analyze common allele-specific SNP variants for the sole purpose of its own internal determination of an appropriate indication of copy number differences with respect to paternal or maternal origin only, provided that NimbleGen (a) shall only report only such indication to an End User (e.g., NimbleGen shall not report or otherwise disclose such allele-specific SNP variations to an End User), and (b) shall not record, use, disseminate, or otherwise employ any information from such analysis or determination for any other purpose.

6.	Subsection 2.1.1 is hereby deleted in its entirety and replaced with the following:

2.1.1 Make Licensed Products and have Licensed Products made by an Approved Supplier, provided, however, that the total number of Features on all Nucleic Acid Arrays made by all of NimbleGen, Current Affiliates, and all Approved Suppliers in any calendar year during the Term (but not including Features on Nucleic Acid Arrays intended, made, marketed, or sold for a Limited Oligo-Copy Number Diagnostic Use during the calendar year, hereafter referred to as “Annual Oligo-Copy Number Features”) does not exceed the Maximum Annual Licensed Number of Features), and make NimbleGen Array Makers but only for the internal use of NimbleGen and Current Affiliates and not for use by, or import, sale, or any other transfer to, any other entity;

7.	The first two sentences of Subsection 2.2 are hereby deleted and replaced with the following:

For clarity, and notwithstanding any other provision of this Agreement to the contrary, the grant of Section 2.1.1 is limited to making only the Maximum Annual Licensed Number of Features in any calendar year during the Term (but not including Annual Oligo-Copy Number Features), and no right or license is granted or may be implied under this Agreement for NimbleGen, its Current Affiliates, Approved Suppliers or any other entity to make any additional Nucleic Acid Arrays, other than ones intended, made, marketed, or sold for a Limited Oligo-Copy Number Diagnostic Use, after such limitation has been reached in a calendar year.

8.	Subsection 2.4 is hereby deleted in its entirety and replaced with the following:

2.4 Fee credits and expansion to include other Diagnostic Uses. Upon receipt of the written request of NimbleGen during the Term, Affymetrix shall enter into good faith negotiations with NimbleGen for the purpose of expanding the definition of the Licensed Fields to include Diagnostic Uses in addition to Limited Oligo-Copy Number Diagnostic Use. Exhibit A is a term sheet that the Parties hereby acknowledge as the basis for such negotiations. Effective as of the First Amendment Effective Date and upon payment of the fee specified in Section 5.1 A(b), the amount due as an up-front fee for the expanded Diagnostic Uses as specified in Exhibit A is reduced by the amount of One Million US Dollars ($1,000,000.00). Effective upon payments, respectively, of the fees specified in Sections 5.1 A(c) and 5.1 A(d), the amount due as an up-front fee for the expanded Diagnostic Uses as specified in Exhibit A is further reduced by Three Million Three Hundred Thousand US Dollars ($3,300,000.00) and Three Million Nine Hundred Thousand US Dollars ($3,900,000.00).

9.	Subsection 4.6 is hereby deleted in its entirety and replaced with the following:

4.6 Notices. NimbleGen shall mark all Licensed Products and Licensed Services (including, without limitation, data) sold and offered for sale with applicable intellectual property rights notices as set forth as follows:

4.6.1 Licensed Products for Research Use. All product literature accompanying Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, Cleaved Nucleic Acids, NimbleGen Instruments, and NimbleGen Software for research use shall include a notice not less restrictive than as follows:

THIS PRODUCT, AND/OR COMPONENTS OF THIS PRODUCT, ARE LICENSED BY AFFYMETRIX UNDER CERTAIN PATENTS OWNED BY AFFYMETRIX. THIS PRODUCT IS LICENSED FOR RESEARCH USE ONLY, AND IS NOT FOR USE IN DIAGNOSTIC PROCEDURES. THIS LIMITED LICENSE PERMITS ONLY THE USE OF THIS PRODUCT FOR RESEARCH PURPOSES. NO OTHER RIGHT, EXPRESS OR IMPLIED, IS CONVEYED BY THE SALE OF THIS PRODUCT. IN PARTICULAR, NO RIGHT TO MAKE, HAVE MADE, OFFER TO SELL, OR SELL MICROARRAYS IS IMPLIED BY THE SALE OR PURCHASE OF THIS PRODUCT. THE PURCHASE OF THIS PRODUCT DOES NOT BY ITSELF CONVEY OR IMPLY THE RIGHT TO USE SUCH PRODUCT IN

COMBINATION WITH ANY OTHER PRODUCT(S) WHOSE MANUFACTURE, SALE OR USE IS COVERED BY AN AFFYMETRIX PATENT. NO RIGHT TO MAKE, HAVE MADE, USE, IMPORT, OFFER TO SELL, OR SELL ANY OTHER PRODUCT IN WHICH AFFYMETRIX HAS PATENT RIGHTS (INCLUDING WITHOUT LIMITATION MICROARRAY READERS OR DETECTORS OR SOFTWARE FOR USE WITH MICROARRAY READERS OR DETECTORS) IS IMPLIED BY THE SALE OR PURCHASE OF THIS PRODUCT.

4.6.2 Licensed Services for Research Use. All literature accompanying Licensed Services for research use shall include a notice not less restrictive than as follows:

THIS SERVICE AND THE DATA PROVIDED PURSUANT TO THIS SERVICE ARE LICENSED BY AFFYMETRIX UNDER CERTAIN PATENTS OWNED BY AFFYMETRIX. THIS SERVICE AND THE DATA PROVIDED PURSUANT TO THIS SERVICE ARE LICENSED FOR RESEARCH USE ONLY, AND ARE NOT FOR USE IN DIAGNOSTIC PROCEDURES. THIS LIMITED LICENSE PERMITS THE USE OF THIS DATA FOR YOUR INTERNAL RESEARCH PURPOSES ONLY. NO OTHER RIGHT, EXPRESS OR IMPLIED, IS CONVEYED BY THE SALE OF THIS DATA. IN PARTICULAR, NO RIGHT TO MAKE, HAVE MADE, USE, IMPORT, OFFER TO SELL OR SELL ANY PRODUCT IN WHICH AFFYMETRIX HAS PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, MICROARRAYS, MICROARRAY READERS OR DETECTORS, AND SOFTWARE FOR USE WITH MICROARRAY READERS OR DETECTORS) IS IMPLIED BY THE PURCHASE OF THIS DATA. THE PURCHASE OF THIS DATA DOES NOT BY ITSELF CONVEY OR IMPLY THE RIGHT TO USE SUCH DATA IN COMBINATION WITH ANY OTHER PRODUCT(S) WHOSE MANUFACTURE, SALE OR USE IS COVERED BY AN AFFYMETRIX PATENT.

4.6.3 Licensed Products for Limited Oligo-Copy Number Diagnostic Use. All product literature accompanying Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, Cleaved Nucleic Acids, NimbleGen Instruments, and NimbleGen Software for Limited Oligo-Copy Number Diagnostic Use shall include a notice not less restrictive than as follows:

THIS PRODUCT, AND/OR COMPONENTS OF THIS PRODUCT, ARE LICENSED BY AFFYMETRIX UNDER CERTAIN PATENTS OWNED BY AFFYMETRIX. THIS PRODUCT IS LICENSED FOR DIAGNOSTIC USE ONLY WITH RESPECT TO MOLECULAR CYTOGENETIC SCREENING TO DETERMINE DIFFERENCES IN NUMBERS OF COPIES OF SEGMENTS OF ANY OR ALL CHROMOSOMES OR MITOCHONDRIAL DNA BETWEEN HUMAN SUBJECT DNA AND HUMAN REFERENCE DNA, AND IS NOT FOR USE IN OTHER DIAGNOSTlC PROCEDURES. THIS LIMITED LICENSE PERMITS ONLY THE USE OF THIS PRODUCT FOR SUCH PURPOSES.

NO OTHER RIGHT, EXPRESS OR IMPLIED, IS CONVEYED BY THE SALE OF THIS PRODUCT. IN PARTICULAR, NO RIGHT TO MAKE, HAVE MADE, OFFER TO SELL, OR SELL MICROARRAYS IS IMPLIED BY THE SALE OR PURCHASE OF THIS PRODUCT. THE PURCHASE OF THIS PRODUCT DOES NOT BY ITSELF CONVEY OR IMPLY THE RIGHT TO USE SUCH PRODUCT IN COMBINATION WITH ANY OTHER PRODUCT(S) WHOSE MANUFACTURE, SALE OR USE IS COVERED BY AN AFFYMETRIX PATENT. NO RIGHT TO MAKE, HAVE MADE, USE, IMPORT, OFFER TO SELL, OR SELL ANY OTHER PRODUCT IN WHICH AFFYMETRIX HAS PATENT RIGHTS (INCLUDING WITHOUT LIMITATION MICROARRAY READERS OR DETECTORS OR SOFTWARE FOR USE WITH MICROARRAY READERS OR DETECTORS) IS IMPLIED BY THE SALE OR PURCHASE OF THIS PRODUCT.

4.6.4 Licensed Services for Limited Oligo-Copy Number Diagnostic Use. All literature accompanying Licensed Services for Limited Oligo-Copy Number Diagnostic Use shall include a notice not less restrictive than as follows:

THIS SERVICE AND THE DATA PROVIDED PURSUANT TO THIS SERVICE ARE LICENSED BY AFFYMETRIX UNDER CERTAIN PATENTS OWNED BY AFFYMETRIX. THIS SERVICE AND THE DATA PROVIDED PURSUANT TO THIS SERVICE ARE LICENSED FOR DIAGNOSTIC USE ONLY WITH RESPECT TO MOLECULAR CYTOGENETIC SCREENING TO DETERMINE DIFFERENCES IN NUMBERS OF COPIES OF SEGMENTS OF ANY OR ALL CHROMOSOMES OR MITOCHONDRIAL DNA BETWEEN HUMAN SUBJECT DNA AND HUMAN REFERENCE DNA, AND IS NOT FOR USE IN OTHER DIAGNOSTIC PROCEDURES OR FOR PROVIDING OTHER DIAGNOSTIC SERVICES. NO OTHER RIGHT, EXPRESS OR IMPLIED, IS CONVEYED BY THE SALE OF THIS DATA. IN PARTICULAR, NO RIGHT TO MAKE, HAVE MADE, USE, IMPORT, OFFER TO SELL OR SELL ANY PRODUCT IN WHICH AFFYMETRIX HAS PATENT RIGHTS (INCLUDING, WITHOUT LIMITATION, MICROARRAYS, MICROARRAY READERS OR DETECTORS, AND SOFTWARE FOR USE WITH MICROARRAY READERS OR DETECTORS) IS IMPLIED BY THE PURCHASE OF THIS DATA. THE PURCHASE OF THIS DATA DOES NOT BY ITSELF CONVEY OR IMPLY THE RIGHT TO USE SUCH DATA IN COMBINATION WITH ANY OTHER PRODUCT(S) WHOSE MANUFACTURE, SALE OR USE IS COVERED BY AN AFFYMETRIX PATENT.

10.	New Subsections 5.1A, 5.1A.1, and 5.1A.2 are hereby inserted following Subsection 5.1, as follows:

5.1A Limited Oligo-Copy Number Diagnostic Use Upfront Fees. NimbleGen shall pay to Affymetrix the following additional up-front fees, each of which vests as of the Amendment Effective Date:

(a) A one time, non-refundable up-front fee of Four Million US Dollars ($4,000,000.00) due no later than forty-five (45) days after the First Amendment Effective Date. This fee is non-refundable even in the event of termination as provided in Subsection 5.1A.2, and is not credited or creditable toward any other amount payable by NimbleGen hereunder including not credited or creditable toward any amount payable as an up-front fee for the expanded Diagnostic Uses as specified in Exhibit A.

(b) A one time, non-refundable up front fee of One Million US Dollars ($1,000,000.00) due no later than forty-five (45) days after the First Amendment Effective Date. This fee is non-refundable even in the event of termination as provided in Subsection 5.1A.2. This fee is creditable only as provided in Section 2.4.

(c) A one time, non-refundable up-front fee of Three Million Three Hundred Thousand US Dollars ($3,300,000.00) to be paid no later than December 26, 2007 unless NimbleGen has provided notice of its intention to remove Limited Oligo-Copy Number Diagnostic Use from the Licensed Field as provided in Subsection 5.1A.2. This fee is creditable only as provided in Section 2.4.

(d) A one time, on-refundable up-front fee of Three Million Nine Hundred Thousand US Dollars ($3,900,000.00), such amount hereafter referred to as the “Last Installment” to be paid no later than December 26, 2008 (the “Last Installment Date”) unless NimbleGen has provided notice of its intention to defer payment of the Last Installment as provided in Subsection 5.1A.1, or unless NimbleGen has provided notice of its intention to remove Limited Oligo-Copy Number Diagnostic Use from the Licensed Field as provided in Subsection 5.1A.2. This fee is creditable only as provided in Section 2.4.

5.1A.1 Last installment deferments. By providing written notice to Affymetrix at least thirty (30) days prior to the Last Installment Date or prior to the expiration of the first deferment period as provided in this Subsection 5.1A.1, NimbleGen may defer payment of the Last Installment for a first and a second successive deferment period of six (6) months each, provided that it pays to Affymetrix a one-time, non-refundable, non-creditable deferment fee of Three Hundred Ninety Thousand US Dollars ($390,000.00) for each such deferment period due no later than fifteen (15) days prior to the beginning of each such period. These fees are not creditable toward the Last Installment or toward any other fees payable hereunder. Thus, for example, if NimbleGen provides such notice so as to invoke both such periods, it shall pay total, non-refundable and non-creditable, deferment fees totaling Seven Hundred Eighty Thousand US Dollars ($780,000.00) divided between two equal payments.

5.1A.2 Termination of Rights and Licenses for Limited Oligo-Copy Number Diagnostic Use. At any time after payment of the up-front fees specified in Subsections 5.1A(a) and 5.1A(b) and during the Term, NimbleGen may notify

Affymetrix that it wishes to amend the definition of “Licensed Fields” to eliminate Limited Oligo-Copy Number Diagnostic Use from the Licensed Fields. Effective thirty (30) days after such notification, all rights and licenses granted with respect to Limited Oligo-Copy Number Diagnostic Use shall terminate; all explicit or implicit references in the Agreement to the making, using, offering for sale, or selling of Nucleic Acid Arrays for Limited Oligo-Copy Number Diagnostic Use shall be null and void; and Section 1.13, as amended in this First Amendment, shall be deemed to be further amended so that it provides as follows:

1.13 “Licensed Field” means research use only. For clarity and without limiting the foregoing, the Licensed Field shall not include (i) sale, license, or other transfer of a Database, (ii) any Diagnostic Use, or (iii) any Applied Genomics Use.

All fees and royalties due, payable, or accrued prior to thirty (30) days after such notification shall be due and payable no later than thirty (30) days after such notification irrespective of such further amendment and termination.

11.	New Subsection 5.2A is hereby inserted following Subsection 5.2.2, as follows:

5.2A Automatic Feature Extension. On and after January 1, 2011 and for the Term, the Maximum Annual Licensed Number of Features in effect on January 1 of each year shall increase to a number that is ten percent (10.0%) greater than the number in effect immediately prior to such increase. Thus, for example, the Maximum Annual Licensed Number of Features shall increase on January 1, 2011 to a number that is ten percent (10.0%) greater than the Maximum Annual Licensed Number of Features in effect immediately prior to such increase and shall remain at that number until January 1, 2012, at which time the Maximum Annual Licensed Number of Features shall increase to a number that is ten percent (10.0%) greater than the number in effect immediately prior to such increase.

12.	Subsection 5.4.2.2 is hereby deleted in its entirety and replaced with the following:

5.4.2.2 for Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, and Cleaved Nucleic Acids, as follows:

(a) For Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, or Cleaved Nucleic Acids that are made during that part of any calendar year in which the total number of Features in all Nucleic Acid Arrays made for “Any Use” (wherein such term includes, without limitation, the combined total of all Nucleic Acid Arrays made during the calendar year for a research use, for a Limited Oligo-Copy Number Diagnostic Use, for making Cleaved Nucleic Acids, and for any future Diagnostic Use that may be included in an expanded definition of Licensed Fields pursuant to the negotiations referred to in Subsection 2.4) have not exceeded One Hundred Billion (100,000,000,000, or 1.OE+l1 ), the royalty applied on the Net Sales of such Nucleic Acid Arrays and Nucleic Acid Array Reagents and Assays shall be [*].

(b) For Nucleic Acid Arrays, Nucleic Acid Assay Reagents and Assays, or Cleaved Nucleic Acids made and sold for a research use only that are made during that past of any calendar year in which the total number of Features in all Nucleic Acid Arrays made for Any Use exceeds One Hundred Billion (100,000,000,000, or l.OE+11) but has not exceeded Four Hundred Billion (400,000,000,000, or 4.0E+l1), the royalty applied on the Net Sales of such Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, and Cleaved Nucleic Acids shall be [*].

(c) For Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, or Cleaved Nucleic Acids made and sold for a research use only that are made during that part of any calendar year in which the total number of Features in all Nucleic Acid Arrays made for Any Use equals or exceeds Four Hundred Billion (400,000,000,000, or 4.OE+11), the royalty applied on the Net Sales of such Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, and Cleaved Nucleic Acids shall be [*].

(d) For Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, or Cleaved Nucleic Acids made or sold for a limited Oligo-Copy Number Diagnostic Use (or any other Diagnostic Use that may be included in an expanded definition of Licensed Fields agreed to by the Parties in accordance with the negotiations referred to in Subsection 2.4) that are made during that part of any calendar year in which the total number of Features in all Nucleic Acid Arrays made for Any Use exceeds One Hundred Billion (100,000,000,000, or 1.OE+11), but has not exceeded Four Hundred Billion (400,000,000,000, or 4.0E+11), the royalty applied on the Net Sales of such Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, and Cleaved Nucleic Acids shall be [*].

(e) For Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, or Cleaved Nucleic Acids made or sold for Limited Oligo-Copy Number Diagnostic Use (or any other Diagnostic Use that may be included in an expanded definition of Licensed Fields agreed to by the Parties in accordance with the negotiations referred to in Subsection 2.4) that are made during that part of any calendar year in which the total number of Features in all Nucleic Acid Assays made for Any Use equals or exceeds Four Hundred Billion (400,000,000,000, or 4.OE+1l), the royalty applied on the Net Sales of such Nucleic Acid Arrays, Nucleic Acid Array Reagents and Assays, and Cleaved Nucleic Acids shall be [*].

(f) For purposes of determining the royalty rate under this Subsection 5.4.2.2, and for determining the Maximum Annual Licensed Number of Features, a Nucleic Acid Array used by NimbleGen a multiple “m” times shall count as a number “m” Nucleic Acid Arrays such that the number of Features associated with such a multiple-use array shall be the number of Features on such array times “m.”

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[Conclusion of amendments. Letter continues as follows:]

Unless otherwise defined herein, all capitalized terms used in this letter shall have the meaning ascribed to them in the Agreement. All aspects and provisions of the Agreement remain in full force and effect without amendment except as expressly provided above. My signature below signifies the acceptance of Affymetrix of these amendments and the terms of this letter. By your signature below, NimbleGen acknowledges and agrees to these amendments and the terms of this letter and represents that the person signing below has full authority to accept these amendments and terms on behalf of NimbleGen. Please return one signed original to me for our files.

Very truly yours,

/s/Alan B. Sherr
Alan B. Sherr
Vice President and Chief Counsel for Licensing
Affymetrix, Inc.

Date: 12/8/06 (Initially signed on 12/27/06 /s/ ABS)

AGREED AND ACKNOWLEDGED:

NimbleGen Systems, Inc.

/s/Thomas Palay
Thomas Palay
Vice Chairman

Date: 12/27/06